EXHIBIT 1.1


                         ADVISORS DISCIPLINED TRUST 760

                                 TRUST AGREEMENT

                                                       Dated: September 22, 2011

     This Trust Agreement among Advisors Asset Management, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisor's Disciplined Trust, Effective for Unit Investment Trusts Investing in Debt Obligations Established On and After September 17, 2004 (Including Advisor's Disciplined Trust 15 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment--Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.

    3. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, all Units will be held in uncertificated form and Unitholders may not request a certificate representing his or her Units.

    4. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-- Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.

    5. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust.

    6. The term "First Settlement Date" shall mean the third Business Day following the Initial Date of Deposit.

    7. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    8. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    9. Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Depositor' shall mean Advisors Asset Management, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

   10. Section 1.01(2) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Trustee' shall mean The Bank of New York Mellon and its successors in interest, or any successor trustee appointed as hereinafter provided."

   11. Section 1.01(3) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Evaluator' shall mean Advisors Asset Management Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

   12. Section 1.01(4) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "'Supervisor' shall mean Advisors Asset Management Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

   13. Section 3.05 of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     Section 3.05. Distributions. The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of each Trust then of record the amount of interest accrued on the Securities deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the respective Trust before any further distributions shall be made from the Interest Account to Unitholders of such Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the amount of any interest which accrues on any "when, as and if issued" or "delayed delivery" Securities deposited in a trust from the First Settlement Date to the respective dates of delivery to the Trust of any such Securities. Subsequent distributions shall be made as hereinafter provided.

     As of each Monthly Record Date, the Trustee shall, with respect to each
Trust:

      (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 7.04;

      (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14; and

      (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.09 as certified to by the Depositor.

     On or shortly after each Monthly Distribution Date for a Trust, the Trustee shall make distributions as described herein by mail to or upon the order of each Unitholder of record of such Trust as of the close of business on the preceding Monthly Record Date at the post office address appearing on the registration books of the Trustee. As of each Monthly Distribution Date, the Trustee shall distribute funds from the Interest Account of such Trust to each Unitholder of record as of the previous Monthly Record Date equal to such Unitholder's pro rata share of the cash balance in the Interest Account computed as of the close of business on the Record Date immediately preceding such distribution after deduction of (1) the fees and expenses then deductible pursuant to this Section 3.05 and the Trustee's estimate of other expenses properly chargeable to the Interest Account pursuant to the Indenture which have accrued, as of such Monthly Record Date or are otherwise properly attributable to the period to which such distribution relates.

     In the event the amount on deposit in the Interest Account of a Trust is not sufficient for the payment of the amount of interest to be distributed to Unitholders on the bases of the aforesaid computations, the Trustee advance its own funds and cause to be deposited in and credited to such Interest Account such amounts as may be required to permit payment of the distribution to be made as aforesaid and shall be entitled to be reimbursed out of amounts credited to the Interest Account subsequent to the date of such advance.

     Distributions of amounts represented by the cash balance in the Principal Account for a Trust shall be computed as of each Monthly Record Date, provided, however, that for this purpose the cash balance of the Principal Account shall not include amounts permitted to be reinvested in Reinvestment Bonds pursuant to
Section 3.14 until the Depositor otherwise notifies the Trustee in writing. On the following Monthly Distribution Date, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record of such Trust at the close of business on the preceding Monthly Record Date at his post office address such Unitholder's pro rata share of the cash balance of the Principal Account calculated as of such Monthly Record Date, after deduction of the costs and expenses of such Trust chargeable to the Principal Account. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit.

     If the Depositor (i) fails to replace any Failed Contract Security or (ii) is unable or fails to enter into any contract for the purchase of any Replacement Security in accordance with Section 3.13, the Trustee shall distribute to all Unitholders of the related Trust the principal, accrued interest and sales charge attributable to such Failed Contract Security at the next Monthly Distribution Date which is more than thirty days after the expiration of the Purchase Period or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Unitholders of the related Trust.

     If any contract for a Replacement Security in replacement of a Failed Contract Security shall fail, the Trustee shall distribute the principal, and, to the extent paid by the Depositor, the accrued interest and sales charge attributable to the Failed Contract Security to the Unitholders of the related Trust at the next Monthly Distribution Date which is more than thirty days after the date on which the contract in respect of such Replacement Security failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Unitholders of the related Trust. The Depositor agrees to reimburse the Trustee for any sales charge payments collected by the Depositor to which it is not entitled pursuant to this paragraph.

     If, at the end of the Purchase Period, less than all moneys attributable to a Failed Contract Security have been applied or allocated by the Trustee pursuant to a contract to purchase Replacement Securities, the Trustee shall distribute the remaining moneys to Unitholders of the related Trust at the next Monthly Distribution Date which is more than thirty days after the end of the Purchase Period or at such earlier time thereafter as the Trustee in its sole discretion deems to be in the best interest of the Unitholders of the related Trust.

     The amounts to be so distributed to each Unitholder of a Trust shall be that pro rata share of the cash balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unitholder. In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in an Interest Account or Principal

Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Interest and Principal Accounts, respectively.

     For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Trustee at the close of business on each Monthly Record Date shall be conclusively entitled to the related distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unitholders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

     Notwithstanding anything to the contrary herein, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

   14. Section 3.07(a)(vii) of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

     "(viii)   that as of any Monthly Record Date any of the Securities are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Principal Account at least $1.00 per Unit;"

   15. Section 3.07(a)(x) and Section 3.07(b) of the Standard Terms and Conditions of Trust are replaced in their entirety by the following:

     "(x) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (a) to maintain the qualification of the Trust as a regulated investment company or (b) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

   (b)  In the event a Security is sold pursuant to any provisions of this
Section 3.07 as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, then the Depositor may, but is not obligated, to direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit."

   16. Section 3.14(a)(1)(ii) of the Standard Terms and Conditions of Trust is deleted.

   17. The paragraph immediately following Section 3.14(a)(3) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "Notwithstanding anything to the contrary in this Section 3.14, no substitution of Replacement Securities will be made if such substitution will adversely affect the federal income tax status of the related Trust."

   18. The third paragraph of Section 3.15 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

     "To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   19. The Depositor's annual compensation as set forth under Section 3.15 shall be that dollar amount per Unit set forth under "Investment Summary--Fees and Expenses--Annual operating expenses--Supervisory, evaluation and administration fees" in the Prospectus for the Trust.

   20. Section 3.16 of the Standard Terms and Conditions of Trust is hereby amended by adding the following immediately after the second paragraph:

     "To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.16 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   21. Section 3.17 of the Standard Terms and Conditions of Trust is hereby amended by adding the following immediately after the first paragraph:

     "To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.17 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien."

   22. The Standard Terms and Conditions of Trust shall be amended to include the following sections:

     "Section 3.18. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews

     Section 3.19. Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the direction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from such action taken pursuant to such directions."

   23. The following sentence is added at the end of Section 5.01(b) of the Standard Terms and Conditions of Trust:

     "If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation)."

   24.  The following sentence is added at the end of the first paragraph of
Section 5.01(c) of the Standard Terms and Conditions of Trust:

     "After the initial offering period, if the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current bid side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation)."

   25.  The following sentence is added at the end of the first paragraph of
Section 6.01 of the Standard Terms and Conditions of Trust:

     "Amounts receivable by the Trust in foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 5.01(b) or 5.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to
Section 5.01."

   26. The first sentence of Section 6.02 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

     "Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office, currently at 111 Sanders Creek Parkway, East Syracuse, NY 13057, tendered by means of an appropriate request for redemption in form approved by the Trustee shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date")."

   27. The first sentence of Section 7.04 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

     "For services performed under this Indenture the Trustee shall be paid an annual fee in the amount per Unit set forth in the Trust Agreement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year)."

   28. The Trustee's annual compensation as set forth under Section 7.04 of the Standard Terms and Conditions of Trust, shall be $1.25 per Unit provided, however, such fee shall be reduced if and as specified in footnote 1 under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust and provided further that such annual fee shall be subject to an annual minimum fee of $15,000 per calendar year which minimum shall be pro rated in the calendar year in which the Trust Agreement is executed and in the year the Trust terminates.

   29. Section 9.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in the

Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

   (b)  Except for the amendments, changes or modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66 2/3% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a regulated investment company for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

   (c) Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment."

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President




                            CORPORATE ACKNOWLEDGMENT

STATE OF KANSAS        }
                       }ss.
COUNTY OF SEDGWICK     }

     On the 22nd day of September in the year 2011, before me personally came Alex R. Meitzner, to me known, who, being by me duly sworn, did depose and say that he resides in Wichita, Kansas; that he is Senior Vice President, of Advisors Asset Management, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                  /s/ CYNTHIA D. WILES
                                --------------------------------

                                    Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                THE BANK OF NEW YORK MELLON


                                By     /s/ GERARDO CIPRIANO
                                  -----------------------------
                                             Vice President



                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF KINGS        }

     On the 22nd day of September in the year 2011, before me personally came Gerardo Cipriano to me known, who, being by me duly sworn, did depose and say that he resides in Brooklyn, New York; that he is a Vice President of The Bank of New York Mellon, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                /s/  KEVIN MA
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISORS DISCIPLINED TRUST 760

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for the Trust.